Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A of Fidelity Rutland Square Trust II: Strategic Advisers Core Fund, Strategic Advisers Growth Fund, Strategic Advisers Value Fund and Strategic Advisers Short Duration Fund of our reports dated July 17, 2013; and Strategic Advisers Value Multi-Manager Fund, Strategic Advisers Core Multi-Manager Fund, and Strategic Advisers Growth Multi-Manager Fund of our reports dated July 18, 2013, on the financial statements and financial highlights included in the May 31, 2013 Annual Report to Shareholders of Fidelity Rutland Square Trust II.

We further consent to the reference to our Firm under the heading "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts July 24, 2013